UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 30, 2005


                          Franchise Capital Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                           333-72392              98-0353403
(State or other jurisdiction            (Commission           (I.R.S. Employer
     of incorporation)                   File Number)          Identification)


     7400 McDonald Dr. Bldg B Suite 121
              Scottsdale, AZ                                       85250
 (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (480) 355-8142
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ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 2005 Franchise Capital Corporation signed a purchase agreement to sell Fathom Business Systems, Inc. all of its outstanding shares. Franchise Capital Corporation had acquired all of the outstanding shares of Fathom Business Systems in a purchase agreement in 2003. The board of directors of Franchise Capital Corporation approved the sale at a board meeting on September 27, 2005. Fathom Business Systems is a licensed dealer of Point of Sale (POS) systems for restaurants of all types and sizes. Pursuant to the terms of the purchase agreement, Forty-Four One Hundred and Forty-Two dollars and Thirty-Eight Cents ($44,142.38) were exchanged for the aforementioned assets. The purchase price was based on receivables owed to Fathom Business Systems that were transferred to Franchise Capital Corporation as payment.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On September 27, 2005 Franchise Capital Corporation Board of Directors voted to amend the Company's Articles of Incorporation by reducing the number of authorized shares from 5,000,000,000 to 200,000,000. A Certificate of Amendment is being filed with the State of Nevada.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 3.1.1  Certificate of Amendment

Exhibit No. 10     Purchase Agreement between Franchise Capital Corporation and
                   Fathom Business Systems, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: September 30, 2005

Franchise Capital Corporation

                              By: /s/ Edward C. Heisler
                                 ----------------------------------
                                 Edward C. Heisler, President